UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.

On September 24, 2008, Duke Energy Corporation (“Duke Energy”) and AREVA announced the formation of ADAGETM, a joint venture dedicated to the development of green biopower energy solutions for U.S. electricity customers.  ADAGE will facilitate the development of biopower plants that will use wood waste to produce electricity.  According to the agreement, AREVA will design and build the biomass power plants and Duke Energy Generation Services, a business unit of Duke Energy, will manage the operations of the plants.  The joint venture envisions the potential to build 10 to 12 new wood biomass plants by 2014.  Although the joint venture has not chosen a specific design, a typical 50 MW biomass plant currently costs approximately $200 million to construct.  It is expected that Duke Energy and AREVA will jointly invest approximately $10 million during the first year to develop the business, and project-level financing will be utilized by ADAGE for a portion of any future construction costs.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 24, 2008	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller